INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration

Statement of The Clorox Company on Form S-8 of our report dated

August 30, 1998, appearing in and incorporated by reference in the

Annual Report on Form 10-K of The Clorox Company for the year ended June 30, 1998, and of our report dated June 25, 1999 appearing in and incorporated by reference in the Annual Report on Form
11-K

of The Savings Plan for Employees of First Brands Corporation and

Participating Subsidiaries for the year ended December 31, 1998.





 /s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Oakland, California

September 3, 1999